                                                                                                       News Release

FOR IMMEDIATE RELEASE:

CONTACT:        Sandra K. Vollman
                Chief Financial Officer
                U.S. Can Corporation
                (630) 678-8000

                             U.S. CAN APPOINTS GEORGE V. BAYLY TO BOARD OF DIRECTORS;
                                          REPORTS SECOND QUARTER RESULTS

Lombard,  IL, August 1, 2003 - U.S. Can  Corporation  announced the  appointment of George V. Bayly to its Board of
Directors.  Mr. Bayly is currently a principal of Whitehall  Investors,  LLC, a consulting and venture capital firm located in Lake Forest,  Illinois.  From 1991 through 2002, he was Chairman,  President & Chief  Executive  Officer
of Ivex  Packaging  Corporation  in  Lincolnshire,  Illinois.  Mr. Bayly has held  management,  sales and marketing roles in the packaging  industry since 1969.  Carl  Ferenbach,  Chairman of U.S. Can's board  commented,  "George's
30-plus  years of  experience  in the  packaging  industry  will bring a tremendous  knowledge  base to U.S.  Can's board.  We look forward to his active  participation  in setting U.S.  Can's future  course." Mr. Bayly is a member of the Boards of Directors of General  Binding  Corporation,  Packaging  Dynamics Inc. and  Huhtamaki,  among other corporate and charitable boards.

U.S.  Can  reported  net sales of $210.3  million for its second  quarter  ended June 29,  2003  compared to $203.6 million for the  corresponding  period of 2002,  a 3.3%  increase.  The  increase is  primarily  attributable  to a positive  foreign  currency  impact on sales made in Europe and changes in product mix and pricing in the Company's
U.S.  segments,  partially offset by lower volume.  For the first six months of 2003, net sales increased to $409.2 million from $389.7  million for the same period in 2002  primarily due to a positive  foreign  currency  impact on sales made in Europe, partially offset by decreased International volume and sales of metal paint products.

For the second  quarter,  U.S.  Can  reported  gross income of $24.7  million  (11.7% to sales),  compared to $22.9 million  (11.2% to sales) in 2002.  For the six months ended June 29, 2003 gross income  increased to $46.1 million
(11.3% to sales) from $41.9  million  (10.7% to sales) for the first six months of 2002.  Gross  profit  margin was positively  impacted by  operating  efficiencies  realized  from  restructuring  programs  partially  offset by the negative impact of production inefficiencies in our International operations.

Selling,  general and  administrative  expenses  were $1.2  million  lower than the same quarter last year and $0.9 million  lower for the  year-to-date  period  primarily  due to positive  results  from  Company-wide  cost savings programs.

During the first half of 2003,  the Company  recorded  special  charges of $1.6  million.  The  Company  recorded a special charge of $0.6 million in the second  quarter of 2003 related to potential  additional  severance  costs in its May  Verpackungen  operation.  A $1.0  million  charge was  recorded  in the first  quarter of 2003  related to position elimination costs in the U.S. and Europe.

Income tax expense was $2.3  million  for the second  quarter of 2003 versus an income tax benefit of $0.2  million for the second  quarter of 2002.  For the first half of 2003,  income tax expense was $2.9 million versus an income tax benefit of $1.9 million for the first half of 2002.  During the fourth  quarter of 2002,  the Company  recorded a valuation  allowance  as it could not  conclude  that it is "more  likely than not" that all of the  deferred tax assets of certain of its foreign operations will be realized in the foreseeable  future.  Accordingly,  in 2003 the
Company did not record an income tax benefit related to losses of those operations.

The net loss before  preferred  stock  dividends was $1.0 million for the quarter ended June 29, 2003 compared to a net loss of $0.9 million for the quarter ended June 30, 2002. The net loss before  preferred  stock  dividends on a year-to-date  basis  for 2003  was $5.0  million  compared  to $21.6  million  for the  same  period  of 2002.  The year-to-date  2002 net loss includes the Company's  non-cash  goodwill  impairment charge of $18.3 million recorded in the fourth quarter of 2002, retroactive to the first quarter of 2002.

Earnings before interest,  taxes,  depreciation,  amortization,  special charges relating to our restructurings and certain other  charges and expenses,  as defined under the terms of our Senior  Secured  Credit  Facility  ("Credit
Facility  EBITDA") was $24.0 million for the second  quarter of 2003,  an  improvement  of $2.5 million  versus the second  quarter of 2002.  Year-to-date  Credit  Facility  EBITDA was $44.1  million  for 2003,  an increase of $4.6 million  versus the same period of 2002. The Company  considers  Credit  Facility  EBITDA to be a useful measure of its current  financial  performance and its ability to incur and service debt. In addition,  Credit Facility EBITDA is a measure  used to  determine  the  Company's  compliance  with its Senior  Secured  Credit  Facility.  The most directly  comparable  GAAP  financial  measure  to  Credit  Facility  EBITDA  is net loss  from  operations  before cumulative  effect of  accounting  change.  Below is a  quantitative  reconciliation  of the loss  from  operations before cumulative effect of accounting change to Credit Facility EBITDA.

                                                     2nd Quarter                        YTD
                                            ------------------------------ -------------------------------
                                                 2003           2002            2003           2002
                                            ------------------------------ -------------------------------
                                                                    (in millions)
Net Loss Before Cumulative Effect of
Accounting Change                             $      (1.0)   $      (0.9)    $      (5.0)   $      (3.3)

Plus:  Income Tax Provision                           2.3           (0.2)            2.9           (1.9)
Plus:  Interest Expense                              14.2           14.1            28.3           27.8
Plus:  Depreciation and Amortization                  8.2            7.8            16.3           15.6
Plus:  Special Charges                                0.6            --              1.6           --
Plus:  Other Add-backs as Specified in
Lending Agreement                                    (0.3)           0.7              --            1.3
                                            ------------------------------ -------------------------------

Credit Facility EBITDA                        $      24.0    $      21.5     $      44.1    $      39.5
                                            ============================== ===============================

At June 29, 2003,  $90.0 million had been borrowed  under the $110.0  million  revolving loan portion of the Senior
Secured  Credit  Facility.  Letters  of Credit  of $11.7  million  were also  outstanding  securing  the  Company's obligations  under  various  insurance  programs and other  contractual  agreements.  In addition,  the Company had
$19.0  million of cash and cash  equivalents  at  quarter  end.  The  Company  is in the  process of  renegotiating certain credit facilities of May Verpackungen.

On July 22,  2003,  the Company  completed an offering of $125  million of 10 7/8% Senior  Secured  Notes due 2010.
The Notes are secured,  on a second priority basis, by substantially  all of the collateral that currently  secures the Company's  Senior Secured  Credit  Facility.  The Company used the $125 million in proceeds  generated from the offering  to prepay  $23.3  million of its  Tranche A term loan,  $46.7  million of its  Tranche B term loan and to reduce its borrowings  under its revolving  credit  facility by $55.0 million.  The repayments  under the revolving credit  facility  did not reduce the $110.0  million  amount  available  for  borrowings  under the  facility.  The
Company  incurred  approximately  $7.6  million of fees and expenses  related to the  offering  and senior  secured credit facility amendment.

U.S. Can  Corporation is a leading  manufacturer  of steel  containers for personal  care,  household,  automotive, paint and industrial  products in the United States and Europe, as well as plastic  containers in the United States and food cans in Europe.

Certain  statements  in this  release  constitute  "forward-looking  statements"  within the meaning of the Federal securities laws. Such statements  involve known and unknown risks and  uncertainties  which may cause the Company's actual  results,  performance  or  achievements  to be materially  different  than future  results,  performance or achievements  expressed  or implied in this  release.  By way of example and not  limitation  and in no  particular order, known risks and uncertainties  include our substantial debt and ability to generate  sufficient cash flow to service  this  debt;  the  timing  and  cost of  plant  closures;  the  level of cost  reduction  achieved  through restructuring;  the success of new  technology;  the timing of, and  synergies  achieved  through,  integration  of acquisitions;  changes in market  conditions or product  demand;  loss of important  customers or volume;  downward product  price  movements;  changes in raw material  costs and currency  fluctuations.  In light of these and other risks and uncertainties,  the inclusion of a forward-looking  statement in this release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained.

                                                       # # #
                                              http://www.uscanco.com

                                                   U.S. CAN CORPORATION
                                                 STATEMENT OF OPERATIONS
                                                       (Unaudited)
                                                  (Dollars in Thousands)

                                                          For the Three Months Ended         For the Six Months Ended
                                                       --------------------------------------------------------------------
                                                        June 29,2003      June 30,2002     June 29,2003     June 30,2002
                                                       ---------------- ---------------------------------- ----------------

Net Sales                                               $    210,312     $    203,624     $    409,202      $    389,662

Cost of Goods Sold                                            185,602          180,731          363,148           347,801
                                                       ---------------- ---------------------------------- ----------------

Gross Income
                                                       24,710                    22,893           46,054   41,861

Selling, General and Administrative Expenses
                                                       8,661                      9,867           18,337   19,198

Special Charges
                                                       591              -                          1,621   -
                                                       ---------------- ---------------------------------- ----------------

Operating Income
                                                       15,458                    13,026           26,096   22,663

Interest Expense
                                                       14,159                    14,100           28,261   27,843
                                                       ---------------- ---------------------------------- ----------------

Income (Loss) From Operations Before Income Taxes
                                                       1,299                     (1,074)          (2,165)  (5,180)

Provision (Benefit) for Income Taxes
                                                       2,301            (198)                      2,874   (1,922)
                                                       ---------------- ---------------------------------- ----------------

Net Loss Before Cumulative Effect of Accounting Change
                                                       (1,002)          (876)                     (5,039)  (3,258)

Cumulative Effect of Accounting Change, net of tax
                                                       -                -                -                 (18,302)
                                                       ---------------- ---------------------------------- ----------------

Net Loss Before Preferred Stock Dividends
                                                       (1,002)          (876)                     (5,039)  (21,560)

Preferred Stock Dividends
                                                       (3,400)                   (3,081)          (6,646)  (6,055)
                                                       ---------------- ---------------------------------- ----------------

     Net Loss                                           $
                                                       (4,402)           $       (3,957)  $     (11,685)    $     (27,615)
                                                       ================ ================================== ================

                                             U.S. CAN CORPORATION
                                                 BALANCE SHEET
                                   AS OF JUNE 29, 2003 AND DECEMBER 31, 2002
                                            (Dollars in Thousands)

                                                                         June 29,             December 31,
                                                                           2003                   2002
                                                                  ----------------------------------------------
ASSETS

Current Assets                                                     $        262,691       $        229,607

Property, Plant and Equipment                                                 238,743                241,674

Noncurrent Assets                                                             106,617                107,545
                                                                  ----------------------------------------------

Total Assets                                                       $        608,051       $        578,826
                                                                  ==============================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                                $        209,343       $        185,084

Long-Term Debt                                                                522,142                523,529

Long-Term Liabilities                                                           82,265                 80,926

Preferred Stock                                                               139,780                133,133

Stockholders' Equity                                                        (345,479)              (343,846)
                                                                  ----------------------------------------------

Total Liabilities and Stockholders' Equity                         $        608,051       $        578,826
                                                                  ==============================================